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                                                              Exhibit 5.1


                 Skadden, Arps, Slate, Meagher & Flom (Illinois)




                                 October 1, 2001


Chicago Mercantile Exchange Holdings Inc.
30 South Wacker Drive
Chicago, Illinois 60606

                Re: Chicago Mercantile Exchange Holdings Inc.
                    Registration Statement on Form S-4
                    (File No. 333-66988)
                    --------------------

Ladies and Gentlemen:

                  We have acted as special counsel to Chicago Mercantile Exchange Holdings Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-4 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended (the "Act"), of up to a number of shares (the "Shares") of the Company's Class A common stock, par value $.01 per share, Class A-1 common stock, par value $.01 per share, Class A-2 common stock, par value $.01 per share, Class A-3 common stock, par value $.01 per share, and Class A-4 common stock, par value $.01 per share (collectively, the "Common Stock") having an aggregate maximum offering price of $210,556,000. The Shares are to be issued pursuant to the terms of the Agreement and Plan of Merger, dated as of October 1, 2001 (the "Merger Agreement"), among the Company, CME Merger Subsidiary Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), and Chicago Mercantile Exchange Inc., a Delaware corporation ("CME"), which provides for the merger (the "Merger") of Merger Sub with and into CME, with CME surviving as a wholly-owned subsidiary of the Company. Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

                  This opinion is furnished by us, as special counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.


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Chicago Mercantile Exchange Holdings Inc.
October 1, 2001
Page 2



                  In connection with this opinion, we have examined (i) the Registration Statement; (ii) the Merger Agreement; (iii) certain resolutions of the Company's Board of Directors relating to the Merger Agreement and to the issuance and sale of the Shares; and (iv) the Amended and Restated Certificate of Incorporation and Bylaws of the Company, each as currently in effect. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company or others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                  Members of our firm are admitted to the practice of law in the State of Illinois, and we do not purport to be an expert on, or express any opinion concerning, any law other than the General Corporation Law of the State of Delaware.

                  Based on and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, upon consummation of the merger of Merger Sub with CME pursuant to the Merger Agreement, the filing of the certificate of merger with the Secretary of State of the State of Delaware, and the issuance of the Shares and an adjustment of book-entry accounts relating thereto in the manner contemplated in the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

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Chicago Mercantile Exchange Holdings Inc.
October 1, 2001
Page 3

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                Very truly yours,



                                Skadden, Arps, Slate, Meagher & Flom (Illinois)